Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Second Quarter of 2023

•	Net income of $14.1 million and $24.8 million for the three and six months ended June 30, 2023, respectively
•	Earnings per common share of $1.37 and $2.46 for the three and six months ended June 30, 2023, respectively
•	Annualized return on average assets of 1.38% and 1.25% for the three and six months ended June 30, 2023, respectively
•	Quarterly cash dividend of $0.30 per share declared, matching the prior quarter and a 20.0% increase from the prior-year second quarter

MANITOWOC, Wis, July 18, 2023 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $14.1 million, or $1.37 per share, for the second quarter of 2023, compared with net income of $11.7 million, or $1.55 per share, for the prior-year second quarter. For the six months ended June 30, 2023, Bank First earned $24.8 million, or $2.46 per share, compared to $21.8 million, or $2.89 per share for the same period in 2022. After removing the impact of one-time expenses related to acquisitions as well as gains and losses on sales of securities and other real estate owned (“OREO”), the Bank reported adjusted net income (non-GAAP) of $14.6 million, or $1.41 per share, for the second quarter of 2023, compared with $12.1 million, or $1.61 per share, for the prior-year second quarter. For the first six months of 2023 adjusted net income (non-GAAP) totaled $29.3 million, or $2.91 per share, compared to $22.6 million, or $2.99 per share for the same period in 2022.

Operating Results

Net interest income (“NII”) during the second quarter of 2023 was $34.3 million, up $2.0 million from the previous quarter and up $10.8 million from the second quarter of 2022. The impact of purchase accounting increased NII by $2.5 million, or $0.18 per share after tax, during the second quarter of 2023, compared to $2.2 million, or $0.17 per share after tax, during the previous quarter and $0.4 million, or $0.04 per share after tax, during the second quarter of 2022.

Net interest margin (“NIM”) was 3.77% for the second quarter of 2023, compared to 3.74% for the previous quarter and 3.21% for the second quarter of 2022. NII from purchase accounting increased NIM by 0.27%, 0.26% and 0.05% for each of these periods, respectively. While the Bank’s average rate paid on interest-bearing liabilities continued to rise during the second quarter of 2023, average rates earned on interest-earning assets also saw a significant increase due to continual repricing of variable-rate loans as well as fixed-rate loans which matured and were renewed during the quarter. The beneficial impact of the Bank’s continuing high percentage of noninterest-bearing deposits (32.3% of the Bank’s total core deposits at June 30, 2023) also had a positive impact, adding 65 basis points to NIM during the second quarter of 2023 compared to 51 basis points and 14 basis points for the prior quarter and second quarter of 2022, respectively.

Bank First did not record a provision for credit losses during the second quarter of 2023, compared to recording a provision of $4.2 million during the previous quarter and $0.5 million during the second quarter of 2022. Provision expense was $4.2 million for the first six months of 2023 compared to $1.7 million for the same period during 2022. The acquisition of the loan portfolio of Hometown Bancorp, Ltd. (“Hometown”) during the first quarter of 2023 resulted in a day 1 provision for credit losses expense of $3.6 million as required under the Current Expected Credit Losses (“CECL”) methodology, which the Bank adopted on January 1, 2023. The lack of a provision for credit losses during the second quarter of 2023 was the result of a negligible contraction in the Bank’s loan portfolio during that quarter as well as continued strong asset quality metrics discussed later in this release. Recoveries of previously charged-off loans exceeded currently charged-off loans by $0.1 million through the first six months of 2023, compared to recoveries exceeding charge-offs by $0.7 million through the first six months of 2022.

Noninterest income was $4.1 million for the second quarter of 2023, compared to $5.8 million and $5.6 million for the prior quarter and second quarter of 2022, respectively. Service charge income increased by $0.2 million, or 10.4%, and $0.3 million, or 22.6%, from the prior quarter and prior-year second quarter, respectively, as a result of the added scale from the acquisitions of Denmark Bancshares, Inc. (“Denmark”) and Hometown. Income provided by the Bank’s investments in Ansay & Associates and UFS increased by $0.1 million and $0.2 million from the prior-year second quarter, representing 16.0% and 36.8% increases, respectively, while each declined $0.1 million from the prior quarter. Loan servicing income from loans previously sold to the secondary market with servicing rights, and therefore servicing income, retained by the Bank increased by $0.1 million, or 17.8%, and $0.3 million, or 67.2%, from the prior quarter and prior-year second quarter, respectively. Sold but serviced loan portfolios acquired from Denmark and Hometown totaled $159.5 million and $343.6 million, respectively, leading to this increase in loan servicing income. The Bank experienced a $0.5 million negative valuation adjustment to its mortgage servicing rights asset during the second quarter of 2023 which compared unfavorably to $0.8 million and $1.5 million positive valuation adjustments during the prior quarter and prior-year second quarter, respectively. Finally, net losses on sales of OREO totaled $0.5 million during the second quarter of 2023 compared to no corresponding loss in the prior quarter and a negligible loss during the second quarter of 2022. These current quarter losses related to operating locations acquired from Hometown and Denmark, as well as one from a previously acquired institution, which were not utilized as operating locations by Bank First. At the start of the second quarter of 2023 Bank First held nine such buildings, but finished the quarter with only four as a result of these sales.

Noninterest expense was $19.5 million in the second quarter of 2023, compared to $19.7 million during the prior quarter and $13.2 million during the second quarter of 2022. Most areas of noninterest expense have increased over the past four quarters as a result of added operational scale from the acquisitions of Denmark and Hometown, which increased the Bank’s total assets by $1.13 billion, or 38.2%, from the end of the second quarter of 2022 to the end of the second quarter of 2023. In addition to this trend, expenses directly attributable to these acquisitions totaling $0.2 million, $1.3 million and $0.6 million during the second and first quarters of 2023 and second quarter of 2022, respectively, have caused volatility in several noninterest expense areas, most notably personnel, occupancy and outside service fee expenses. Core deposit intangible assets of $15.1 million and $16.5 million created by the Denmark and Hometown acquisitions, respectively, created an increase in amortization of intangible assets expense over the last several quarters.

Balance Sheet

Total assets were $4.09 billion at June 30, 2023, a $431.6 million increase from December 31, 2022, and a $1.13 billion increase from June 30, 2022. The preliminary fair value of assets acquired in the Denmark acquisition during the third quarter of 2022 and the Hometown acquisition during the first quarter of 2023 totaled approximately $687.5 million and $614.4 million, respectively.

Total loans were $3.31 billion at June 30, 2023, up $420.5 million from December 31, 2022, and up $926.9 million from June 30, 2022.

Total deposits, nearly all of which remain core deposits, were $3.41 billion at June 30, 2023, up $345.5 million from December 31, 2022, and up $804.3 million from June 30, 2022. As mentioned earlier in this release, noninterest-bearing demand deposits comprised 32.3% of the Bank’s total core deposits at June 30, 2023, compared to 31.1% and 31.7% at December 31 and June 30, 2022, respectively.

Asset Quality

Nonperforming assets at June 30, 2023 remained negligible, totaling $7.2 million compared to $6.7 million and $5.3 million at the end of the fourth and second quarters of 2022, respectively. Nonperforming assets to total assets ended the second quarter of 2023 at 0.18%, matching the level from the end of the fourth and second quarters of 2022. Nonperforming assets at June 30, 2023 included four properties valued at $2.2 million that were previously operating branch locations of acquired institutions which are no longer part of the Bank’s branch network. These properties have all been listed for sale.

Capital Position

Stockholders’ equity totaled $570.9 million at June 30, 2023, an increase of $117.8 million from the end of 2022 and $256.7 million from June 30, 2022. The acquisitions of Denmark and Hometown increased total stockholders’ equity by $124.8 million and $115.1 million, respectively. Bank First’s tangible common equity (non-GAAP) increased by $39.5 million and $110.2 million during the first half of 2023 and trailing twelve months, respectively. The Bank’s book value per common share totaled $54.95 at June 30, 2023 compared to $50.22 at December 31, 2022 and $42.06 at June 30, 2022. Tangible book value per common share (non-GAAP) totaled $35.18 at June 30, 2023 compared to $36.14 at December 31, 2022 and $34.18 at June 30, 2022.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.30 per common share, payable on October 4, 2023, to shareholders of record as of September 20, 2023. This dividend represents a 20.0% increase over the dividend declared one year earlier.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit and treasury management products at each of its 28 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank employs approximately 398 full-time equivalent staff and has assets of approximately $4.1 billion. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the Bank’s partnership with Legacy Private Trust and an alliance with Morgan Stanley. The Bank is a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed information technology and private cloud services. Further information about Bank First Corporation is available by clicking on the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the mergers with Denmark and Hometown, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per common share, adjusted earnings return on assets, tangible book value per common share, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Bank First and also aid investors in comparing Bank First's financial performance to the financial performance of peer banks.  Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended					At or for the Six Months Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Results of Operations:
Interest income	$45,929	$40,902	$35,754	$30,740	$25,820	$86,831	$50,040
Interest expense	11,657	8,668	5,132	3,047	2,340	20,325	4,270
Net interest income	34,272	32,234	30,622	27,693	23,480	66,506	45,770
Provision for credit losses *	-	4,182	500	-	500	4,182	1,700
Net interest income after provision for credit losses *	34,272	28,052	30,122	27,693	22,980	62,324	44,070
Noninterest income	4,065	5,849	3,896	5,166	5,551	9,914	10,785
Noninterest expense	19,457	19,664	17,254	18,895	13,219	39,121	25,950
Income before income tax expense	18,880	14,237	16,764	13,964	15,312	33,117	28,905
Income tax expense	4,748	3,557	3,920	3,431	3,658	8,305	7,068
Net income	$14,132	$10,680	$12,844	$10,533	$11,654	$24,812	$21,837

Earnings per common share - basic	$1.39	$1.09	$1.43	$1.26	$1.55	$2.48	$2.89
Earnings per common share - diluted	1.37	1.09	1.43	1.26	1.55	2.46	2.89

Common Shares:
Basic weighted average	10,331,725	9,714,184	8,962,400	8,205,914	7,457,443	10,024,559	7,498,739
Diluted weighted average	10,346,575	9,737,879	8,993,685	8,228,197	7,472,561	10,047,287	7,517,767
Outstanding	10,389,240	10,407,114	9,021,697	9,028,629	7,470,255	10,389,240	7,470,255

Noninterest income / noninterest expense:
Service charges	$1,766	$1,599	$1,564	$1,383	$1,441	$3,365	$2,863
Income from Ansay	950	1,071	242	671	819	2,021	1,645
Income from UFS	770	890	935	852	563	1,660	1,268
Loan servicing income	749	636	545	491	448	1,385	886
Valuation adjustment on mortgage servicing rights	(548)	779	19	885	1,511	231	1,961
Net gain on sales of mortgage loans	236	140	222	264	403	376	1,074
Net gain (loss) on other real estate owned	(489)	-	-	-	(25)	(489)	146
Other noninterest income	631	734	369	620	391	1,365	942
Total noninterest income	$4,065	$5,849	$3,896	$5,166	$5,551	$9,914	$10,785

Personnel expense	$9,870	$9,912	$8,162	$10,812	$7,006	$19,782	$14,181
Occupancy, equipment and office	1,317	1,591	1,962	1,176	1,214	2,908	2,329
Data processing	2,094	1,864	1,971	1,577	1,431	3,958	2,776
Postage, stationery and supplies	224	380	229	215	144	604	327
Advertising	85	81	66	61	55	166	144
Charitable contributions	228	223	165	150	235	451	403
Outside service fees	1,347	2,202	1,631	2,538	1,386	3,549	2,558
Net loss on sales of securities	-	75	-	-	-	75	-
Amortization of intangibles	1,672	1,422	980	751	294	3,094	587
Other noninterest expense	2,620	1,914	2,088	1,615	1,454	4,534	2,645
Total noninterest expense	$19,457	$19,664	$17,254	$18,895	$13,219	$39,121	$25,950

Period-end balances:
Cash and cash equivalents	$111,326	$169,691	$119,350	$143,441	$43,986	$111,326	$43,986
Investment securities available-for-sale, at fair value	191,303	197,895	304,637	303,280	292,426	191,303	292,426
Investment securities held-to-maturity, at cost	77,708	78,032	45,097	40,826	33,867	77,708	33,867
Loans	3,314,481	3,323,296	2,893,978	2,859,293	2,387,617	3,314,481	2,387,617
Allowance for credit losses - loans *	(43,409)	(43,316)	(22,680)	(23,045)	(22,699)	(43,409)	(22,699)
Premises and equipment	66,958	63,736	56,448	57,019	50,608	66,958	50,608
Goodwill and core deposit intangible, net	205,329	207,022	127,036	129,361	58,805	205,329	58,805
Mortgage servicing rights	13,504	14,052	9,582	9,563	6,977	13,504	6,977
Other assets	154,871	156,820	126,984	121,016	109,440	154,871	109,440
Total assets	4,092,071	4,167,228	3,660,432	3,640,754	2,961,027	4,092,071	2,961,027

Deposits	3,405,736	3,463,235	3,060,229	3,138,201	2,601,479	3,405,736	2,601,479
Securities sold under repurchase agreements	23,802	46,636	97,196	21,963	16,125	23,802	16,125
Borrowings	70,269	70,994	25,429	26,069	19,235	70,269	19,235
Other liabilities	21,392	23,991	24,475	15,106	10,026	21,392	10,026
Total liabilities	3,521,199	3,604,856	3,207,329	3,201,339	2,646,865	3,521,199	2,646,865

Stockholders' equity	570,872	562,372	453,103	439,415	314,162	570,872	314,162

Book value per common share	$54.95	$54.04	$50.22	$48.67	$42.06	$54.95	$42.06
Tangible book value per common share (non-GAAP)	$35.18	$34.14	$36.14	$34.34	$34.18	$35.18	$34.18
Average balances:
Loans	$3,312,353	$3,135,438	$2,860,967	$2,640,397	$2,341,954	$3,224,384	$2,307,147
Interest-earning assets	3,683,143	3,524,672	3,316,406	3,062,921	2,975,376	3,604,344	2,988,202
Total assets	4,100,549	3,901,713	3,633,251	3,349,615	3,186,384	4,001,680	3,198,603
Deposits	3,407,650	3,269,838	3,111,328	2,911,561	2,566,520	3,339,123	2,555,060
Interest-bearing liabilities	2,437,034	2,334,956	2,198,549	2,034,158	2,053,369	2,386,276	2,066,697
Goodwill and other intangibles, net	206,209	160,156	111,440	90,962	58,987	183,310	59,135
Stockholders' equity	567,531	520,212	446,579	401,130	317,484	544,002	320,153

Financial ratios:
Return on average assets **	1.38%	1.11%	1.40%	1.25%	1.47%	1.25%	1.38%
Return on average common equity **	9.99%	8.33%	11.41%	10.42%	14.72%	9.20%	13.75%
Average equity to average assets	13.84%	13.33%	12.29%	11.98%	9.96%	13.59%	10.01%
Stockholders' equity to assets	13.95%	13.50%	12.38%	12.07%	10.61%	13.95%	10.61%
Tangible equity to tangible assets (non-GAAP)	9.40%	8.97%	9.23%	8.83%	8.80%	9.40%	8.80%
Loan yield **	5.20%	4.96%	4.58%	4.29%	4.06%	5.08%	4.04%
Earning asset yield **	5.04%	4.74%	4.32%	4.03%	3.53%	4.89%	3.42%
Cost of funds **	1.92%	1.51%	0.93%	0.59%	0.46%	1.72%	0.42%
Net interest margin, taxable equivalent **	3.77%	3.74%	3.71%	3.63%	3.21%	3.76%	3.13%
Net loan charge-offs to average loans **	-0.01%	0.00%	0.12%	-0.05%	-0.08%	-0.01%	-0.06%
Nonperforming loans to total loans	0.15%	0.14%	0.15%	0.17%	0.22%	0.15%	0.22%
Nonperforming assets to total assets	0.18%	0.22%	0.18%	0.18%	0.18%	0.18%	0.18%
Allowance for credit losses - loans to total loans*	1.31%	1.30%	0.78%	0.81%	0.95%	1.31%	0.95%

Non-GAAP Financial Measures
Adjusted net income reconciliation
Net income (GAAP)	$14,132	$10,680	$12,844	$10,533	$11,654	$24,812	$21,837
Acquisition related expenses	171	1,342	1,381	4,638	556	1,513	1,034
Provision for credit losses related to acquisition	-	3,552	-	-	-	3,552	-
Losses (gains) on sales of securities and OREO	489	75	-	-	25	564	(146)
Adjusted net income before income tax impact	14,792	15,649	14,225	15,171	12,235	30,441	22,725
Income tax impact of adjustments	(165)	(971)	(347)	(1,129)	(140)	(1,136)	(133)
Adjusted net income (non-GAAP)	$14,627	$14,678	$13,878	$14,042	$12,095	$29,305	$22,592

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$14,627	$14,678	$13,878	$14,042	$12,095	$29,305	$22,592
Basic weighted average common shares outstanding	10,331,725	9,714,184	8,962,400	8,205,914	7,457,443	10,024,559	7,498,739
Adjusted earnings per share (non-GAAP)	$1.42	$1.50	$1.54	$1.70	$1.61	$2.92	$2.99

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$14,627	$14,678	$13,878	$14,042	$12,095	$29,305	$22,592
Average total assets	$4,100,549	$3,901,713	$3,633,251	$3,349,615	$3,186,384	$4,001,680	$3,198,603
Annualized return of adjusted earnings on average assets (non-GAAP)	1.43%	1.53%	1.55%	1.70%	1.54%	1.48%	1.42%

Tangible assets reconciliation
Total assets (GAAP)	$4,092,071	$4,167,228	$3,660,432	$3,640,754	$2,961,027	$4,092,071	$2,961,027
Goodwill	(175,104)	(175,125)	(110,206)	(111,551)	(55,357)	(175,104)	(55,357)
Core deposit intangible, net of amortization	(30,225)	(31,897)	(16,829)	(17,810)	(3,448)	(30,225)	(3,448)
Tangible assets (non-GAAP)	$3,886,742	$3,960,206	$3,533,397	$3,511,393	$2,902,222	$3,886,742	$2,902,222

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$570,872	$562,372	$453,103	$439,415	$314,162	$570,872	$314,162
Goodwill	(175,104)	(175,125)	(110,206)	(111,551)	(55,357)	(175,104)	(55,357)
Core deposit intangible, net of amortization	(30,225)	(31,897)	(16,829)	(17,810)	(3,448)	(30,225)	(3,448)
Tangible common equity (non-GAAP)	$365,543	$355,350	$326,068	$310,054	$255,357	$365,543	$255,357

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$365,543	$355,350	$326,068	$310,054	$255,357	$365,543	$255,357
Common shares outstanding at the end of the period	10,389,240	10,407,114	9,021,697	9,028,629	7,470,255	10,389,240	7,470,255
Tangible book value per common share (non-GAAP)	$35.18	$34.14	$36.14	$34.34	$34.18	$35.18	$34.18

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$365,543	$355,350	$326,068	$310,054	$255,357	$365,543	$255,357
Tangible assets (non-GAAP)	$3,886,742	$3,960,206	$3,533,397	$3,511,393	$2,902,222	$3,886,742	$2,902,222
Tangible equity to tangible assets (non-GAAP)	9.40%	8.97%	9.23%	8.83%	8.80%	9.40%	8.80%

* Prior to January 1, 2023, the incurred loss methodology was used to estimate credit losses. Subsequent to that date credit losses are estimated using the CECL methodology.

** Components of the quarterly ratios were annualized.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,209,040	167,425	5.22%	$2,245,335	$90,810	4.04%
Tax-exempt	103,313	4,690	4.54%	96,619	4,224	4.37%
Securities
Taxable (available for sale)	181,969	5,332	2.93%	236,441	4,857	2.05%
Tax-exempt (available for sale)	35,496	1,124	3.17%	77,372	2,083	2.69%
Taxable (held to maturity)	73,271	2,631	3.59%	27,700	710	2.56%
Tax-exempt (held to maturity)	4,228	110	2.60%	5,296	136	2.57%
Cash, due from banks and other	75,826	4,155	5.48%	286,613	2,099	0.73%
Total interest-earning assets	3,683,143	185,467	5.04%	2,975,376	104,919	3.53%
Noninterest-earning assets	460,748			233,096
Allowance for credit losses - loans	(43,342)			(22,088)
Total assets	$4,100,549			$3,186,384
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$294,149	$5,275	1.79%	$233,793	$422	0.18%
Savings accounts	856,852	10,137	1.18%	607,151	2,326	0.38%
Money market accounts	667,577	12,444	1.86%	671,617	2,145	0.32%
Certificates of deposit	497,527	12,463	2.50%	230,217	1,816	0.79%
Brokered Deposits	4,490	129	2.87%	9,238	272	2.94%
Total interest-bearing deposits	2,320,595	40,448	1.74%	1,752,016	6,981	0.40%
Other borrowed funds	116,439	6,309	5.42%	301,353	2,409	0.80%
Total interest-bearing liabilities	2,437,034	46,757	1.92%	2,053,369	9,390	0.46%
Noninterest-bearing liabilities
Demand Deposits	1,087,055			814,504
Other liabilities	8,929			1,027
Total Liabilities	3,533,018			2,868,900
Stockholders' equity	567,531			317,484
Total liabilities & stockholders' equity	$4,100,549			$3,186,384
Net interest income on a fully taxable equivalent basis		138,710			95,529
Less taxable equivalent adjustment		(1,244)			(1,353)
Net interest income		$137,466			$94,176
Net interest spread (3)			3.12%			3.07%
Net interest margin (4)			3.77%			3.21%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,122,738	$159,219	5.10%	$2,210,344	$88,990	4.03%
Tax-exempt	101,646	4,597	4.52%	96,803	4,209	4.35%
Securities
Taxable (available for sale)	210,753	5,879	2.79%	214,990	5,040	2.34%
Tax-exempt (available for sale)	40,689	1,271	3.12%	80,922	2,117	2.62%
Taxable (held to maturity)	63,789	2,311	3.62%	13,926	357	2.56%
Tax-exempt (held to maturity)	4,704	122	2.59%	5,599	144	2.57%
Cash, due from banks and other	60,025	2,961	4.93%	365,618	1,412	0.39%
Total interest-earning assets	3,604,344	176,360	4.89%	2,988,202	102,269	3.42%
Noninterest-earning assets	437,328			231,828
Allowance for loan losses	(39,992)			(21,427)
Total assets	$4,001,680			$3,198,603
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$294,648	$4,831	1.64%	$235,778	$347	0.15%
Savings accounts	839,702	8,670	1.03%	589,869	2,123	0.36%
Money market accounts	666,530	11,020	1.65%	677,475	2,031	0.30%
Certificates of deposit	474,225	10,675	2.25%	233,636	1,853	0.79%
Brokered Deposits	5,597	163	2.91%	10,455	305	2.92%
Total interest-bearing deposits	2,280,702	35,359	1.55%	1,747,213	6,659	0.38%
Other borrowed funds	105,574	5,629	5.33%	319,484	1,952	0.61%
Total interest-bearing liabilities	2,386,276	40,988	1.72%	2,066,697	8,611	0.42%
Noninterest-bearing liabilities
Demand Deposits	1,058,421			807,847
Other liabilities	12,981			3,906
Total Liabilities	3,457,678			2,878,450
Stockholders' equity	544,002			320,153
Total liabilities & stockholders' equity	$4,001,680			$3,198,603
Net interest income on a fully taxable equivalent basis		135,372			93,658
Less taxable equivalent adjustment		(1,257)			(1,359)
Net interest income		$134,115			$92,299
Net interest spread (3)			3.18%			3.01%
Net interest margin (4)			3.76%			3.13%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.